Exhibit 10.11

FIRST AMENDMENT TO
THE SECOND AMENDED AND RESTATED
EQUITY INCENTIVE PLAN OF
USA RARE EARTH, LLC

This First Amendment (this “Amendment”) to the Second Amended and Restated Equity Incentive Plan of USA Rare Earth, LLC (the “Company”) dated August 26, 2022 (as amended or restated from time to time, the “Plan”) is entered into as of November 2, 2022 (the “Effective Date”). Capitalized terms used in this Amendment without other definition shall, unless expressly stated otherwise, have the meanings specified in the Plan.

WHEREAS, the Company desires to amend the Plan in order to increase the number of Incentive Units that the Company may issue under the Plan and amend the related provision.

PLAN

The Company, intending to be legally bound, agrees as follows:

1. Incentive Units Subject to the Plan. Section 4 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to Section 6 hereof, the number of Incentive Units that the Company may issue under the Plan shall not exceed the greater of either 50,000,000 Incentive Units or 10% of the aggregate total number of Units (excluding all Incentive Units) outstanding on a Fully Diluted Basis as of the date of the grant. If and to the extent that any Award is forfeited (or repurchased by the Company for its original cost), the Incentive Units subject to such Awards shall again be available for distribution under the Plan.”

2. Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Plan shall continue in full force and effect and the Plan shall remain enforceable and binding in accordance with its terms.

3. Electronic Signature. This Amendment may be executed electronically and shall be as effective as delivery of an original executed copy of this Amendment.

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The Members of the Company has caused an authorized person of the Company to execute this Amendment to the Plan.

USA RARE EARTH, LLC

By:	/s/ Thayer Smith
Name:	Thayer Smith
Title:	President